SCHEDULE 14C
(RULE 14C-101)
INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION
INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. _______)

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Delaware Group® Income Funds

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DELAWARE GROUP® INCOME FUNDS

Nomura Floating Rate Fund (formerly, Macquarie Floating Rate Fund)

100 Independence, 610 Market Street
Philadelphia, PA 19106-2354

INFORMATION STATEMENT

This Information Statement is being furnished on behalf of the Board of Trustees (“Trustees” or “Board”) of Delaware Group® Income Funds (“Trust”) to inform shareholders of the Nomura Floating Rate Fund (the “Fund”) about recent changes related to its sub-advisory arrangement.  The changes were approved by the Board on the recommendation of the Fund’s investment manager, Delaware Management Company (the “Manager”), without shareholder approval as is permitted by an order of the U.S. Securities and Exchange Commission (“SEC”).  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

A Notice of Internet Availability of Information Statement relating to this Information Statement (“Notice”) was mailed beginning on or about December 8, 2025 to shareholders of record of the Fund as of December 3, 2025 (the “Record Date”).  The Information Statement is available on the Fund’s website at nomuraassetmanagement.com/literature on or about December 8, 2025 until at least May 8, 2026. A paper or e-mail copy of the Information Statement may be obtained, without charge, by contacting your participating securities dealer or other financial intermediary or, if you own Fund shares directly through the Fund’s service agent, by calling the Fund’s service agent toll free at 800-523-1918.

INTRODUCTION

The Manager is the investment manager for each series of the Trust, including the Fund. Pursuant to “manager of managers” authority, the Manager, subject to approval by the Board, is permitted to hire, terminate, or replace sub-advisors who are affiliated or unaffiliated with the Trust or the Manager, and to enter into and modify material terms and conditions of the related sub-advisory agreements without shareholder approval. Section 15(a) of the Investment Company Act of 1940, as amended (the “1940 Act”), generally requires that the shareholders of a mutual fund approve an agreement pursuant to which a person serves as investment advisor or sub-advisor of the fund. In order to use the “manager of managers” authority discussed above, the Manager, the Trust, and certain affiliates requested and received an exemptive order from the SEC on January 17, 2017 (the “SEC Order”).  The SEC Order exempts the Manager, the Trust and other affiliates from certain of the shareholder approval requirements of Section 15(a) of the 1940 Act and allows the Board, subject to certain conditions, to appoint new sub-advisors and approve new sub-advisory agreements on behalf of the Trust without shareholder approval.  The Manager has ultimate responsibility (subject to oversight by the Board) to supervise the sub-advisors and recommend the hiring, termination, and replacement of the sub-advisors to the Board.

Consistent with the terms of the SEC Order, at a meeting held on June 18, 2025 (the “Meeting”), the Board, including a majority of the Trustees who are not “interested persons” of the Trust or of the Manager (the “Independent Trustees”) approved a new sub-advisory agreement (the “Sub-Advisory Agreement”) between the Manager and Macquarie Asset Management Credit Advisers US, LLC (“MAMCA”), under which MAMCA would serve as a sub-advisor to the Fund.

The Trust and the Manager have agreed to comply with certain conditions when acting in reliance on the relief granted in the SEC Order. These conditions require, among other things, that within ninety (90) days of hiring a new sub-advisor, the affected fund will notify the shareholders of the fund of the changes. The Notice provides such notice of the changes and this Information Statement presents additional details regarding MAMCA and the Sub-Advisory Agreement.

THE INVESTMENT MANAGER

The Manager is located at 100 Independence, 610 Market Street, Philadelphia, PA 19106-2354, and is a series of Nomura Investment Management Business Trust, which is an indirect subsidiary of Nomura Asset Management International Inc., which in turn is an indirect subsidiary, and subject to the ultimate control, of Nomura Holdings, Inc. (“Nomura”).  The Manager is registered as an investment advisor with the SEC under the Investment Advisers Act of 1940, as amended.

The Manager provides investment advisory services to the Fund pursuant to a new investment management agreement dated as of December 1, 2025 between the Trust and the Manager (the “Management Agreement”).  The Management Agreement was approved by the Board, including a majority of the Independent Trustees, at a meeting held on June 18, 2025 and by Fund shareholders on September 30, 2025. The Management Agreement became effective on December 1, 2025, which was the effective date of the closing of Nomura’s acquisition of the U.S. and European public asset management business of Macquarie Group Ltd. (“Macquarie”), which included the Manager. The Trust employs the Manager to generally manage the investment and reinvestment of the assets of the Fund.  In so doing, the Manager may hire one or more sub-advisors to carry out the investment program of the Fund, subject to the approval of the Board. The Manager continuously reviews and supervises the investment program of the Fund. The Manager furnishes regular reports to the Board regarding the investment program and performance of the Fund.

Pursuant to the Management Agreement, the Manager has full discretion and responsibility, subject to the overall supervision of the Board, to select and contract with one or more investment sub-advisors, to manage the investment operations and composition of the Fund, and to render investment advice for the Fund, including the purchase, retention, and disposition of investments, securities, and cash held by the Fund. The Management Agreement obligates the Manager to implement decisions with respect to the allocation or reallocation of each Fund’s assets among one or more current or additional sub-advisors, and to monitor the sub-advisors’ compliance with the Fund’s investment objective(s), policies, and restrictions. Under the Management Agreement, the Trust will bear the expenses of conducting its business. In addition, the Manager pays the salaries of all officers and Trustees of the Trust who are officers, directors, or employees of the Manager or its affiliates.

For these services, the Fund pays the Manager a fee calculated at an annual rate 0.50% on the first $500 million, 0.475% on the next $500 million, 0.45% on the next $1.5 billion, and 0.425% on assets in excess of $2.5 billion. For the fiscal year ended July 31, 2025, the Fund paid the Manager advisory fees of $3,502,094 earned and paid, with $0 waived.

For the fiscal year ended July 31, 2024, the Manager paid all of the Fund’s existing sub-advisors’ investment sub-advisory fees of $356. For the fiscal year ended July 31, 2025, the annualized investment sub-advisory fees as a percentage of the Fund’s average daily net assets were 0.00%.

The name and principal occupation of each executive officer of the Manager is listed below. The address of each officer is 100 Independence, 610 Market Street, Philadelphia, PA 19106.

Officer	Position
Shawn K. Lytle	President/Chief Executive Officer
Michael F. Capuzzi	Senior Vice President/U.S. Chief Operating Officer/Managing Director
Richard Salus	Senior Vice President/Global Head of Fund Services/Managing Director

David F. Connor	Senior Vice President/General Counsel/Secretary/Managing Director
Marty Wolin	Senior Vice President/Chief Compliance Officer/Anti-Money Laundering Officer/Managing Director

MACQUARIE ASSET MANAGEMENT CREDIT ADVISERS US, LLC

MAMCA, headquartered at 660 Fifth Avenue, New York, New York 10103, was approved by the Board to serve as a sub-advisor to the Fund at the Meeting. The ultimate parent company of MAMCA is Macquarie Group Ltd., an international financial services company. MAMCA is registered as an investment advisor with the SEC. As of March 31, 2025, MAMCA’s total assets under management were approximately $201 million.  The effective date for MAMCA’s hiring was December 1, 2025, which is the day it began sub-advising the Fund.

MAMCA discharges its responsibilities subject to the oversight and supervision of the Manager. MAMCA is compensated out of the fees that the Manager receives from the Fund. There will be no increase in the advisory fees paid by the Fund to the Manager as a consequence of the implementation of the Sub-Advisory Agreement. The fees paid by the Manager to MAMCA depend upon the fee rates negotiated by the Manager and approved by the Board and on the percentage of the Fund’s assets allocated to MAMCA by the Manager. In accordance with procedures adopted by the Board, MAMCA may effect Fund portfolio transactions through an affiliated broker/dealer and the affiliated broker/dealer may receive brokerage commissions in connection therewith as permitted by applicable law. The Sub-Advisory Agreement is dated December 1, 2025. Prior to the closing of Nomura’s acquisition of Macquarie’s U.S. and European public asset management business on December 1, 2025, MAMCA and the Manager were affiliates.

The names and principal occupations of the principal executive officers and/or directors of MAMCA are listed below. The address of each principal executive officer and/or director listed below, as it relates to the person’s position with MAMCA, is 660 Fifth Avenue, New York, New York 10103:

Name	Title with MAMCA
William Joseph Fink	Chief Compliance Officer
Matthew James Sweeney	Manager
Anders Barton Christiansen	Treasurer
Harlan Cherniak	Manager, Head of Infrastructure Debt Americas
Vivek Bommi	Manager

THE SUB-ADVISORY AGREEMENT

The Sub-Advisory Agreement was approved by the Board at the Meeting, which was called for the purpose of approving the Sub-Advisory Agreement for an initial term of two years. Thereafter, continuance of the Sub-Advisory Agreement will require the annual approval of the Board, including a majority of the Independent Trustees. The Sub-Advisory Agreement provides that it will terminate automatically in the event of its assignment.

The Sub-Advisory Agreement provides that MAMCA, among other duties, will make all investment decisions for its allocated portion of the Fund’s investment portfolio in accordance with the Fund’s investment objectives, policies, and restrictions. MAMCA, subject to the supervision of the Board and the Manager, will conduct an ongoing program of investment, evaluation, and, if appropriate, sale and reinvestment of its allocated portion of the Fund’s assets. MAMCA also will perform certain other administrative and compliance-related functions in connection with the management of its allocated portion of the Fund’s investment portfolio.

The MAMCA Sub-Advisory Agreement provides for MAMCA to be compensated based on the average daily net assets of the Fund allocated to MAMCA. MAMCA is compensated from the fees that the Manager receives from the Fund.  MAMCA generally will pay all expenses it incurs in connection with its activities under the Sub-Advisory Agreement, other than the costs of the Fund’s portfolio securities and other investments.

The Sub-Advisory Agreement may be terminated without the payment of any penalty by: (i) the Manager or the Trust, at any time, without the payment of a penalty, on written notice to MAMCA of the Manager’s or the Trust’s intention to do so, in the case of the Trust pursuant to action by the Board or pursuant to the vote of a majority of the outstanding voting securities of the Fund, or (ii) MAMCA, on not less than thirty (30) days’ written notice to the Manager and the Trust.

THE MANAGER’S RECOMMENDATION AND THE BOARD’S CONSIDERATIONS REGARDING THE SUB-ADVISORY AGREEMENT

The Manager recommended the approval of the Sub-Advisory Agreement. In reaching the decision to approve the Sub-Advisory Agreement, the Board considered and reviewed information about MAMCA, including its personnel, operations and financial condition. The Board reviewed a memorandum responding to requests that the Board submitted in advance that discussed (without limitation): the Sub-Advisory Agreement and the various services proposed to be rendered by MAMCA; information concerning MAMCA’s organizational structure and the experience of its investment management personnel; and various other material items in relation to MAMCA’s personnel, organization and policies. The Board also reviewed a copy of MAMCA’s Form ADV; a copy of MAMCA’s compliance policies and procedures; and a copy of the Sub-Advisory Agreement and fee schedule.

In considering such materials, the Independent Trustees received assistance and advice from and met separately with independent counsel. While attention was given to all information furnished, the following discusses some primary factors relevant to the Board’s decision. This discussion of the information and factors considered by the Board (as well as the discussion above) is not intended to be exhaustive, but rather summarizes certain factors considered by the Board. In view of the wide variety of factors considered, the Board did not, unless otherwise noted, find it practicable to quantify or otherwise assign relative weights to the following factors. In addition, individual Trustees may have assigned different weights to various factors.
Nature, Extent and Quality of Services.  The Board considered the services that MAMCA would provide as a sub-advisor to the Fund. The Board took into account the investment process to be employed by MAMCA in connection with the sub-advisor’s responsibilities in conjunction with the Manager in managing the Fund, and the qualifications and experience of MAMCA’s team with regard to implementing the investment mandate of the Fund. The Board considered MAMCA’s organization, personnel, and operations.

Investment Performance. In evaluating performance, the Board recognized that MAMCA had not yet managed the Fund. The Board considered the experience of MAMCA’s portfolio management team.

Profitability, Economies of Scale and Fall-Out Benefits. Information about MAMCA’s profitability from its relationship with the Fund was not available because it had not begun to provide services to the Fund. The Trustees reviewed MAMCA’s balance and income statements. The Trustees also noted that economies of scale are shared with the Fund and its shareholders through the Manager’s investment management fee breakpoints paid to the Manager so that as the Fund grows in size, its effective investment management fee rate declines, and they also noted that the Manager had put in place a fee waiver for the Fund that was currently in effect. The Board was also provided with information on potential fall-out benefits derived or to be derived by MAMCA in connection with its relationship to the Fund, including confirmation that MAMCA does not expect to utilize soft dollar arrangements in the management of the Fund.

Sub-advisory Fees. The Board considered the appropriateness of the sub-advisory fees in light of the nature, extent, and quality of the sub-advisory services to be provided by MAMCA. The Board noted that the sub-advisory fees are paid by the Manager to MAMCA and are not additional fees borne by the Fund, and that the management fee paid by the Fund to the Manager would stay the same at current asset levels. The Board concluded that the advisory fee rates under the Sub-Advisory Agreement are reasonable in relation to the services provided and that execution of the Sub-Advisory Agreement is in the best interests of the Fund shareholders.

GENERAL INFORMATION
Distributor

The Fund’s distributor, Delaware Distributors, L.P. (“Distributor”), located at 100 Independence, 610 Market Street, Philadelphia, PA 19106-2354, serves as the national distributor of the Fund’s shares under a Distribution Agreement dated as of December 1, 2025. The Distributor is an affiliate of the Manager and bears all of the costs of promotion and distribution, except for payments by the retail class shares under their respective Rule 12b-1 Plans. The Distributor is an indirect subsidiary of Nomura Asset Management International Inc., and, therefore, of Nomura. The Distributor has agreed to use its best efforts to sell shares of the Fund. Shares of the Fund are offered on a continuous basis by the Distributor and may be purchased through authorized investment dealers or directly by contracting the Distributor or the Trust. The Distributor also serves as the national distributor for the Nomura Funds. The Board annually reviews fees paid to the Distributor.

Transfer Agent, Administrator, and Fund Accountant

Delaware Investments Fund Services Company (“DIFSC”), located at 100 Independence, 610 Market Street, Philadelphia, PA 19106-2354, serves as the Trust’s shareholder servicing, dividend disbursing, and transfer agent. DIFSC provides fund accounting and financial administration oversight services to the Fund. Those services include overseeing the Fund’s pricing process, the calculation and payment of Fund expenses, and financial reporting in shareholder reports, registration statements, and other regulatory filings. Additionally, DIFSC manages the process for the payment of dividends and distributions and the dissemination of Fund net asset values and performance data.  DIFSC is an affiliate of the Manager, and is an indirect subsidiary of Nomura Asset Management International Inc. and, therefore, of Nomura.

The Bank of New York Mellon, located at 240 Greenwich Street, New York, NY 10286-0001, provides fund accounting and financial administration services to the Fund. Those services include performing functions related to calculating the Fund’s net asset value and providing financial reporting information, regulatory compliance testing and other related accounting services.

Payments to Affiliated Brokers

During the last fiscal year, the Fund did not pay any commissions to affiliated brokers.

Shares Outstanding

The table below shows the number of shares outstanding as of the Record Date for each class of the Fund.
Fund	Shares Outstanding

Nomura Floating Rate Fund	Class A: 10,938,530.156 Class C: 1,946,806.072 Class R: 205,575.118 Institutional Class: 67,874,456.681 Class R6: 947,137.102 Total: 81,912,505.129

Record of Beneficial Ownership

As of Record Date, the shareholders holding 5% or more of total outstanding shares of any Class of shares of each Fund are described in Exhibit A. As of Record Date, the Manager believes that the Funds’ officers and Trustees directly owned less than 1% of the outstanding shares of each Class of each Fund.

Householding

Only one copy of the Notice may be mailed to households, even if more than one person in a household is a shareholder of record of the Fund as of the Record Date, unless the Trust has received instructions to the contrary. Additional copies of the Notice or copies of the Information Statement may be obtained, without charge, by contacting your participating securities dealer or other financial intermediary or, if you own Fund shares directly through the Fund’s service agent, by calling the Fund’s service agent toll free at 800-523-1918. If you do not want the mailing of the Notice or the Information Statement, as applicable, to be combined with those for other members of your household in the future, or if you are receiving multiple copies and would rather receive just one copy for the household, please contact your participating securities dealer or other financial intermediary or, if you own Fund shares directly through the Fund’s service agent, by calling the Fund’s service agent.

Financial Information

Shareholders can obtain a copy of the Fund’s most recent Annual and Semiannual Reports, without charge, by contacting their participating securities dealer or other applicable financial intermediary or, if a shareholder owns Fund shares directly through the Fund's service agent, by calling the Fund’s service agent toll free at 800-523-1918.

EXHIBIT A

As of the Record Date, the Manager believes the following shareholders held of record 5% or more of the outstanding shares of each Class of each Fund. The Manager does not have knowledge of beneficial owners.
Fund/Class	Name and Address of Account	Percentage
NOMURA FLOATING RATE FUND CLASS A	CHARLES SCHWAB & CO INC SPEC CUSTODY ACCT FOR THE EXCL BNFT OF CUSTS ATTN MUT FDS 211 MAIN ST SAN FRANCISCO CA 94105-1905	11.62%
NOMURA FLOATING RATE FUND CLASS A	LPL FINANCIAL OMNIBUS CUSTOMER ACCOUNT ATTN LINDSAY OTOOLE 4707 EXECUTIVE DRIVE SAN DIEGO CA 92121	23.57%
NOMURA FLOATING RATE FUND CLASS A	MLPF&S FOR THE SOLE BENEFIT OF ITS CUSTOMERS ATTENTION: FUND ADMIN SEC 4800 DEER LAKE DRIVE EAST, 2ND FL JACKSONVILLE FL 32246-6484	5.82%
NOMURA FLOATING RATE FUND CLASS A	RAYMOND JAMES OMNIBUS FOR MUTUAL FUNDS ATTN COURTNEY WALLER 880 CARILLON PARKWAY ST PETERSBURG FL 33713	7.66%
NOMURA FLOATING RATE FUND CLASS A	WELLS FARGO CLEARING SVCS LLC SPECIAL CUSTODY ACCT FOR THE EXCLUSIVE BENEFIT OF CUSTOMER 2801 MARKET ST SAINT LOUIS MO 63103-2523	5.15%

NOMURA FLOATING RATE FUND CLASS C	AMERICAN ENTERPRISE INV SVCS 901 SOUTH 3RD AVENUE MINNEAPOLIS, MN 55402	10.32%
NOMURA FLOATING RATE FUND CLASS C	CHARLES SCHWAB & CO INC SPECIAL CUSTODY ACCT FBO CUSTOMERS ATTN MUTUAL FUNDS 211 MAIN ST SAN FRANCISCO CA 94105	5.22%
NOMURA FLOATING RATE FUND CLASS C	LPL FINANCIAL OMNIBUS CUSTOMER ACCOUNT ATTN LINDSAY OTOOLE 4707 EXECUTIVE DRIVE SAN DIEGO CA 92121	6.79%
NOMURA FLOATING RATE FUND CLASS C	MLPF&S FOR THE SOLE BENEFIT OF ITS CUSTOMERS ATTENTION: FUND ADMIN SEC 4800 DEER LAKE DRIVE EAST, 2ND FL JACKSONVILLE FL 32246-6484	13.40%
NOMURA FLOATING RATE FUND CLASS C	PERSHING LLC 1 PERSHING PLAZA JERSEY CITY NJ 07399-0002	5.60%
NOMURA FLOATING RATE FUND CLASS C	RAYMOND JAMES OMNIBUS FOR MUTUAL FUNDS ATTN COURTNEY WALLER 880 CARILLON PARKWAY ST PETERSBURG FL 33713	22.55%

NOMURA FLOATING RATE FUND CLASS C	WELLS FARGO CLEARING SVCS LLC SPECIAL CUSTODY ACCT FOR THE EXCLUSIVE BENEFIT OF CUSTOMER 2801 MARKET ST SAINT LOUIS MO 63103-2523	26.29%
NOMURA FLOATING RATE FUND CLASS R	ASCENSUS TRUST COMPANY FBO CONTINENTAL METAL PRODUCTS 401(K) PO BOX 10758 FARGO ND 58106	84.57%
NOMURA FLOATING RATE FUND CLASS R6	BOND STREET CUSTODIANS LIMITED ACF MACQUARIE ASSET MANAGEMENT HOLDINGS P/L MACQUARIE BANK C/O INTERNATIONAL OPERATION SHELLEY STREET NO 1 SYDNEY NSW 2000 AUSTRALIA	11.97%
NOMURA FLOATING RATE FUND CLASS R6	BOND STREET CUSTODIANS LIMITED ACF MACQUARIE ASSET MANAGEMENT HOLDINGS P/L MACQUARIE BANK C/O INTERNATIONAL OPERATION SHELLEY STREET NO 1 SYDNEY NSW 2000 AUSTRALIA	5.26%
NOMURA FLOATING RATE FUND CLASS R6	CHARLES SCHWAB & CO INC SPECIAL CUSTODY ACCT FBO CUSTOMERS ATTN MUTUAL FUNDS 211 MAIN ST SAN FRANCISCO CA 94105	52.62%
NOMURA FLOATING RATE FUND CLASS R6	LINCOLN RETIREMENT SERVICES COMPANY FBO MMH INC RETIREMENT PLAN PO BOX 7876 FORT WAYNE IN 46801-7876	8.77%

NOMURA FLOATING RATE FUND CLASS R6	PERSHING LLC 1 PERSHING PLAZA JERSEY CITY NJ 07399-0002	8.98%
NOMURA FLOATING RATE FUND INSTITUTIONAL CLASS	AMERICAN ENTERPRISE INV SVCS 901 SOUTH 3RD AVENUE MINNEAPOLIS, MN 55402	13.94%
NOMURA FLOATING RATE FUND INSTITUTIONAL CLASS	CHARLES SCHWAB & CO INC SPEC CUSTODY ACCT FOR THE EXCL BNFT OF CUSTS ATTN MUT FDS 211 MAIN ST SAN FRANCISCO CA 94105-1905	16.46%
NOMURA FLOATING RATE FUND INSTITUTIONAL CLASS	LPL FINANCIAL OMNIBUS CUSTOMER ACCOUNT ATTN LINDSAY OTOOLE 4707 EXECUTIVE DRIVE SAN DIEGO CA 92121	22.37%
NOMURA FLOATING RATE FUND INSTITUTIONAL CLASS	MLPF&S FOR THE SOLE BENEFIT OF ITS CUSTOMERS ATTENTION: FUND ADMIN SEC 4800 DEER LAKE DRIVE EAST, 2ND FL JACKSONVILLE FL 32246-6484	10.55%
NOMURA FLOATING RATE FUND INSTITUTIONAL CLASS	NATIONAL FINANCIAL SERVICES LLC (FBO) OUR CUSTOMERS ATTN MUTUAL FUNDS DEPARTMENT 4TH FLOOR 499 WASHINGTON BLVD JERSEY CITY NJ 07310	10.61%

NOMURA FLOATING RATE FUND INSTITUTIONAL CLASS	UBS WM USA SPEC CDY A/C EXL BEN CUSTOMERS OF UBSFSI 1000 HARBOR BLVD WEEHAWKEN, NJ 07086	9.44%
NOMURA FLOATING RATE FUND INSTITUTIONAL CLASS	WELLS FARGO CLEARING SVCS LLC SPECIAL CUSTODY ACCT FOR THE EXCLUSIVE BENEFIT OF CUSTOMER 2801 MARKET ST SAINT LOUIS MO 63103-2523	8.70%

DELAWARE GROUP® INCOME FUNDS
Nomura Floating Rate Fund (formerly, Macquarie Floating Rate Fund)

100 Independence
610 Market Street
Philadelphia, PA 19106-2354
NOTICE OF INTERNET AVAILABILITY
OF INFORMATION STATEMENT

This communication presents only an overview of the more complete Information Statement that is available to you on the Internet or by mail relating to Nomura Floating Rate Fund (the “Fund”), a series of Delaware Group Income Funds (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement, available online at: nomuraassetmanagement.com/literature.

The Information Statement details the approval of a sub-advisory agreement with Macquarie Asset Management Credit Advisers US, LLC (“MAMCA”) as a sub-advisor to the Fund. MAMCA began serving as a sub-advisor for the Fund effective December 1, 2025. A more detailed description of MAMCA and its investment operations, information about the sub-advisory agreement, and the reasons the Board of Trustees (the “Board”) of the Trust approved MAMCA as a sub-advisor, are included in the Information Statement.

Delaware Management Company (the “Manager”) is the investment manager to each series of the Trust, including the Fund. The Manager employs a “manager of managers” arrangement in managing the assets of the Trust. In connection therewith, the Trust and the Manager have received an exemptive order from the U.S. Securities and Exchange Commission (the “SEC Order”), which permits the Manager, with the approval of the Board, to hire, terminate, or replace sub-advisors who are affiliated or unaffiliated with the Trust or the Manager, and to enter into and modify material terms and conditions of the related sub-advisory agreements without shareholder approval.

Pursuant to the SEC Order, this Notice of Internet Availability of Information Statement is being mailed beginning on or about December 8, 2025 to shareholders of record of the Fund as of December 3, 2025. The full Information Statement is available on the Fund’s website at nomuraassetmanagement.com/literature until at least May 8, 2026. A paper or e-mail copy of the full Information Statement may be obtained, without charge, by contacting your participating securities dealer or other financial intermediary or, if you own Fund shares directly through the Fund’s service agent, by calling the Fund’s service agent toll free at 800-523-1918.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.